                    As filed with the Securities and Exchange
                        Commission on February 18, 1997.


                                                     Registration No. 333-

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933



                              MCKESSON CORPORATION
             (Exact name of registrant as specified in its charter)



               Delaware                             94-3207296
    ------------------------------         ------------------------------
   (State or other jurisdiction of               (I.R.S. Employer
    incorporation or organization)              Identification No.)

         One Post Street
     San Francisco, California                        94104
    ------------------------------        ------------------------------
       (Address of Principal                        (Zip Code)
         Executive Offices)

        McKesson Corporation 1994 Stock Option and Restricted Stock Plan
                  McKesson Corporation 1973 Stock Purchase Plan
               --------------------------------------------------
                            (Full title of the plan)



                                                      Copy to:
          Nancy A. Miller                          Ivan D. Meyerson
Vice-President and Corporate Secretary    Vice-President and General Counsel
       McKesson Corporation                      McKesson Corporation
          One Post Street                         One Post Street
    San Francisco, California 94104             San Francisco, CA 94104
            (415) 983-8300                          (415) 983-8300
    ------------------------------           ------------------------------
    (Name, address and telephone
     number, including area code,
       of agent for service)


                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
     Title of                      Amount                 Proposed Maximum              Proposed                    Amount of
   Securities To                    To Be                  Offering Price           Maximum Aggregate             Registration
   Be Registered                Registered(1)               per Share(2)            Offering Price(1)                  Fee
------------------------------------------------------------------------------------------------------------------------------------

Common Stock,                      600,000                    $57.9375                 $34,762,500                 $10,534.10
  par value $.01 per share
Rights to purchase                 600,000                       N/A                       N/A                         N/A
  Preferred Stock (3)

------------------------------------------------------------------------------------------------------------------------------------

Total Registration Fee               N/A                         N/A                       N/A                     $10,534.10

------------------------------------------------------------------------------------------------------------------------------------

(1)        Calculated pursuant to General Instruction E on Form S-8.
(2) Estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices as reported on the New York Stock Exchange on February 12, 1997.
(3) Associated with the Common Stock are Rights to purchase Preferred Stock that will not be exercisable or evidenced separately from the Common Stock prior to the occurrence of certain events.

                                -----------------


           The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.


                        INFORMATION REQUIRED PURSUANT TO
                        --------------------------------
                        GENERAL INSTRUCTION E TO FORM S-8
                        ---------------------------------


GENERAL INSTRUCTION E INFORMATION

     This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective.

     The Registrant's Form S-8 Registration Statements filed with the Securities and Exchange Commission on November 21, 1994; July 22, 1974 and July 17, 1973; File Nos. 33-86536, 2-51606 and 2-48616, respectively, are hereby incorporated by reference.


INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

     (1) The Registrant's Annual Report on Form 10-K (File No. 1-13252) for the fiscal year ended March 31, 1996, as amended by Amendment No. 1 on Form 10-K/A filed on February 13, 1997, which contains, among other things, the consolidated financial statements of Registrant and certain supplementary data for the fiscal year ended March 31, 1996 together with the report thereon of Deloitte & Touche LLP, independent auditors.

     (2) The Registrant's Quarterly Reports on Form 10-Q (File No. 1-13252) for the quarters ended June 30, 1996, as amended by Form 10-Q/A, on February 13, 1997; September 30, 1996, as amended by Form 10-Q/A, on February 13, 1997, and December 31, 1996.

     (3) The Registrant's Current Reports on Form 8-K (File No. 1-13252) dated as of April 8, 1996; April 30, 1996; October 10, 1996 (as amended by Amendment No. 1 on Form 8-K/A filed December 20, 1996, excluding Exhibit 99 thereto); November 22, 1996 (as amended by Amendment No. 1 on Form 8-K/A filed January 21,
1997); November 26, 1996; January 13, 1997 and February 11, 1997.

     (4) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form 10 (File No. 1-13252) and the Rights Agreement dated as of September 14, 1994 between the Registrant and First Chicago Trust Company of New York, as Rights Agent, filed as Exhibit 4.1 to Amendment No. 3 to the Registrant's Registration Statement on Form 10.

     In addition, all documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 18th day of February, 1997.


                                        McKESSON CORPORATION



                                        By: /s/ IVAN D. MEYERSON
                                            -----------------------------------
                                                 Ivan D. Meyerson
                                           Vice President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 18th day of February, 1997.



Signature                            Title
---------                            -----



*
--------------------------------
Alan J. Seelenfreund                 Chairman of the Board and Chief Executive
                                     Officer
                                     (Principal Executive Officer)



*
--------------------------------
Mark A. Pulido                       President, Chief Operating Officer and
                                     Director



*
--------------------------------
Richard H. Hawkins                   Vice President, Chief Financial Officer
                                     (Principal Financial Officer)



*
--------------------------------
Heidi E. Yodowitz                    Controller
                                     (Principal Accounting Officer)



*
--------------------------------
Mary G.F. Bitterman                  Director



*
--------------------------------
Tully M. Friedman                    Director

*
--------------------------------
John M. Pietruski                    Director



*
--------------------------------
Carl E. Reichardt                    Director



*
--------------------------------
Jane E. Shaw                         Director




--------------------------------
Robert H. Waterman, Jr.              Director



        /s/ IVAN D. MEYERSON
--------------------------------
*By:    Ivan D. Meyerson
         (Attorney-in-Fact)

                                  EXHIBIT INDEX

      Exhibit                                                                          Sequentially Numbered
        No.                        Description                                                 Page
------------------------------------------------------------------------------------------------------------------------
       4.1    Rights Agreement dated as of September 14, 1994 between the                       --
              Registrant and First Chicago Trust Company of New York, as
              Rights Agent, filed as Exhibit 4.1 to Amendment No. 3 to the
              Registrant's Registration Statement on Form 10 and incorporated herein by reference.

       5.1    Opinion of Ivan D. Meyerson, Vice-President and General                            6
              Counsel of the Registrant, as to the legality of the securities                   --
              being registered

      23.1    Independent Auditors' Consent                                                      7
                                                                                                --

      23.2    Consent of Ivan D. Meyerson, Vice-President and General                           --
              Counsel of the Registrant (included in Exhibit 5.1 to this
              Registration Statement)

      24.1    Powers of Attorney pursuant to which certain officers and                          8
              directors of the registrant signed this Registration Statement                    --
